EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Cell Therapeutics, Inc. on Form S-3 (Nos. 333-108926, 333-134126, 333-149980, 333-149981, 333-152171, 333-157376, 333-160969, 333-163479, 333-161442, 333-177506, 333-182330 and 333-183037) and Form S-8 (Nos. 333-152168, 333-158260, 333-162955, 333-170044, 333-178158 and 333-184004) of our report dated February 28, 2013, with respect to our audits of the consolidated financial statements of Cell Therapeutics, Inc. as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 and our report dated February 28, 2013 with respect to our audit of the effectiveness of internal control over financial reporting of Cell Therapeutics, Inc. as of December 31, 2012, which reports are included in this Annual Report on Form 10-K of Cell Therapeutics, Inc. for the year ended December 31, 2012.

/s/ Marcum LLP

San Francisco, California

February 28, 2013